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                                                                EXHIBIT 21

              MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
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                                                                     Percentage
Name                                                                 Ownership
----                                                                 ----------

Matthews Canada Ltd.                                                    100%

Matthews Industries                                                     100

Matthews Bronze Pty. Ltd.                                               100

Matthews Properties Pty. Ltd.                                           100

Matthews International (Arkansas) Corporation                           100

Matthews International (Australia) Pty. Ltd.                            100

Matthews International California, Inc.                                 100

Matthews International Colorado, Inc.                                   100

Matthews International Trading Company, Ltd.                            100

Matthews Swedot AB                                                      100

Matthews Swedot France S.A.R.L.                                         100

Carolina Repro-Graphic                                                  100

Industrial Equipment and Engineering Company, Inc.                      100

Venetian Investment Corporation                                         100

TKZ Holding Corporation                                                 100

Tukaiz Communications L.L.C.                                             50